Exhibit 15

SPARTAN MUNICIPAL INCOME FUND

FIDELITY ADIVSOR MUNICIPAL BOND FUND

PRO FORMA COMBINING STATEMENT OF ASSETS & LIABILITIES AS OF NOVEMBER 30, 1997

 (UNAUDITED)



                                    SPARTAN            FIDELITY ADVISOR                   PRO FORMA       PRO FORMA

                                    MUNICIPAL INCOME   MUNICIPAL BOND    COMBINED         ADJUSTMENTS     COMBINED

ASSETS

Investment in securities, at value

 - See accompanying schedule         $ 2,320,518,980    $ 943,928,008    $3,264,446,988    -
                                                                                                         $3,264,446,988

Interest receivable                 32,239,033         15,205,744         47,444,777       -              47,444,777

Receivable for daily variation on    -                 3,969              3,969            -              3,969
futures contracts

Receivable for Investments Sold      5,902,120          498,532           6,400,652        -              6,400,652

Prepaid Expenses                     -                  5,221             5,221            -              5,221

Other receivables                    18,516             22,483            40,999           -              40,999

 TOTAL ASSETS                       2,358,678,649      959,663,957       3,318,342,606     -              3,318,342,606



LIABILITIES

Payable for investments
purchased

 Delayed Delivery                    $ 34,515,703       $ 18,444,500      $ 52,960,203     -              $ 52,960,203

Payable for fund shares redeemed    1,103,162           1,269,789         2,372,951        -              2,372,951

Distributions payable               2,129,327          3,611,485          5,740,812        -              5,740,812

Accrued management fee              746,241            301,762            1,048,003        -              1,048,003

Other payables and accrued          357,712            179,029            536,741          -              536,741
expenses

 TOTAL LIABILITIES                  38,852,145         23,806,565        62,658,710        -              62,658,710



NET ASSETS                           $ 2,319,826,504    $ 935,857,392    $3,255,683,896    $ -           $3,255,683,896



Net Assets consist of:

Paid in capital                      $ 2,234,547,486    $ 890,990,070    $3,125,537,556    -             $3,125,537,556

Accumulated undistributed net
realized gain (loss)

 on investments                     (12,735,104)       (11,572,775)      (24,307,879)      -              (24,307,879)

Net unrealized appreciation
(depreciation) on

 investments                        98,014,122         56,440,097        154,454,219       -              154,454,219

NET ASSETS                           $ 2,319,826,504    $ 935,857,392    $3,255,683,896    $ -           $3,255,683,896



                                    SPARTAN

                                    MUNICIPAL INCOME                                                      COMBINED



                                    $2,319,826,504     $935,857,392      $3,255,683,896                   3,255,683,896

NET ASSET VALUE,offering price      $12.61                                                               $12.61
and redemption price per share

Shares outstanding                  183,940,016        111,198,587       295,138,603       (36,983,092)  258,155,511



Class A:

Net Assets                                             737,804.70        8.42

Net Asset Value and                                    8.42
redemption price per share

Shares outstanding                                     87,671.77         58,509

Maximum offering price per                             8.84
share (100/95.25 of $8.42)



Class T

Net Assets                                             7,007,719.84      8.41

Net Asset Value and                                    8.41
redemption price per share

Shares outstanding                                     833,239.90        555,727

Maximum offering price per                             8.72
share (100/96.5 of $8.41)



Class B:

Net Assets                                             2,134,266.53      8.41

Net Asset Value and offering                           8.41
price per share (A)

Shares outstanding                                     253,714.74        169,252



Class C:

Net Assets                                             1,208,175.77      8.41

Net Asset Value and offering                           8.41
price per share (A)

Shares outstanding                                     143,650.46        95,811



Initial Class

Net Assets                                             924,769,425.62    8.42

Net Asset Value, offering price                        8.42
and redemption price per
share

Shares outstanding                                     109,880,310.31    73,336,196



(A) Redemption price per share is equal to net asset value less any applicable contingent deferred sales charge.



SPARTAN MUNICIPAL INCOME FUND

FIDELITY ADIVSOR MUNICIPAL BOND FUND

PRO FORMA COMBINING STATEMENT OF OPERATIONS

YEAR ENDED NOVEMBER 30, 1997

 (UNAUDITED)











                                        SPARTAN           FIDELITY ADVISOR                 PRO FORMA         PRO FORMA

                                        MUNICIPAL INCOME  MUNICIPAL BOND    COMBINED       ADJUSTMENTS       COMBINED



INTEREST INCOME                          $ 9,974,240       $ 53,986,048     $153,960,288    -                $153,960,288



EXPENSES

Management fee                           7,134,992         3,656,357         10,791,349     -                10,791,349

Transfer agent fees:

 Class A                                 -                 3,992

 Class T                                 -                 1,036,671

 Class B                                 -                 491

 Inital Class                            -                 926

 Institutional Class                     -                 1,673

 Total Transfer Agent Fees               2,086,376         1,043,753         3,130,129      (26,771)    (c)   3,103,358



Distribution fees:                                                                                            -

 Class T                                 -                 10,889

 Class B                                 -                 7,201

 Inital Class                            -                 527

 Total Distribution Fees                 -                 18,617            18,617         (18,617)    (f)   -



Accounting fees and expenses            475,765            287,440           763,205        (93,226)    (b)   669,979

Non-interested trustees'                5,646              200               5,846          -                 5,846
compensation

Custodian fees and expenses             81,727             53,231            134,958        (11,340)    (c)   123,618

Registration fees

 Class A                                 -                 25,049

 Class T                                 -                 30,010

 Class B                                 -                 32,251

 Inital Class                            -                 24,448

 Institutional Class                     -                 34,819

 Total Registration Fees                 152,040           146,577           298,617        21,815      (d)   320,432



Audit                                    67,405            52,805            120,210        (50,305)    (c)   69,905

Legal                                    49,066            29,939            79,005         (15,000)    (c)   64,005

Miscellaneous                            -                 6,015             6,015          -                6,015

 Total expenses before reductions       10,053,017        5,294,934          15,347,951    (193,444)         15,154,507

 Expense reductions                     (11,248)          (122,375)         (133,623)      (366,850)    (e)  (500,473)

 Total expenses                         10,041,769        5,172,559         15,214,328     (560,294)         14,654,034

NET INTEREST INCOME                     89,932,471        48,813,489        138,745,960    560,294           139,306,254



REALIZED AND UNREALIZED GAIN
(LOSS)

Net realized gain (loss) on:

 Investment securities                  15,819,996        7,881,503          23,701,499     -                23,701,499

 Futures contracts                      738,025           272,343            1,010,368      -                1,010,368

Change in net unrealized apprecation                                         -              -                 -
(depreciation) on:

 Investment securities                  19,310,613        4,851,786          24,162,399     -                24,162,399

 Futures contracts                      431,389            209,573           640,962        -                640,962

 NET GAIN (LOSS)                        36,300,023        13,215,205        49,515,228      -                49,515,228



NET INCREASE (DECREASE) IN NET ASSETS
RESULTING

 FROM OPERATIONS                        $126,232,494      62,028,694        188,261,188    $560,294          $188,821,482






Scenario 1



Merger of
37 and 12
and 13 does
not get
shareholder
approval







                               Net Assets       Nav Per   Shares o/s
                                                Share

Advisor
Municipal
Bond

               Class A         $737,805         $8.42     87,672

               Class T         $7,007,720       $8.41     833,240

               Class B         $2,134,267       $8.41     253,715

               Institutional   $1,208,176       $8.41     143,650
               Class

               Initial Class   $924,769,426     $8.42     109,880,310

               Spartan         $2,319,826,504   $12.61    183,940,016
               Municipal
               Income

               Proforma        $3,255,683,896   $12.61    258,155,511   74,215,495
               Combined





Scenario 2



Both
Aggressive
and Insured
(12 and 13
are
approved by
shareholder
s)



                               Net Assets       Nav Per   Shares o/s
                                                Share

Advisor
Municipal
Bond

               Class A         $737,805         $8.42     87,672

               Class T         $7,007,720       $8.41     833,240

               Class B         $2,134,267       $8.41     253,715

               Institutional   $1,208,176       $8.41     143,650
               Class

               Initial Class   $924,769,426     $8.42     109,880,310

               Spartan         $3,594,458,286   $12.61    285,021,125
               Municipal
               Income

               Proforma        $4,530,315,678   $12.61    359,236,620   74,215,495
               Combined



Scenario 3



Only
Aggressive
is approved
by
shareholder
s



                               Net Assets       Nav Per   Shares o/s
                                                Share

Advisor
Municipal
Bond

               Class A         $737,805         $8.42     87,672

               Class T         $7,007,720       $8.41     833,240

               Class B         $2,134,267       $8.41     253,715

               Institutional   $1,208,176       $8.41     143,650
               Class

               Initial Class   $924,769,426     $8.42     109,880,310

               Spartan         $3,267,818,514   $12.61    259,117,812
               Municipal
               Income

               Proforma        $4,203,675,906   $12.61    333,333,307   74,215,495
               Combined







Scenario 4



Only Insured
is approved
by
shareholder
s



                               Net Assets       Nav Per   Shares o/s
                                                Share

Advisor
Municipal
Bond

               Class A         $737,805         $8.42     87,672

               Class T1        $7,007,720       $8.41     833,240

               Class B         $2,134,267       $8.41     253,715

               Institutional   $1,208,176       $8.41     143,650
               Class

               Initial Class   $924,769,426     $8.42     109,880,310

               Spartan         $2,646,466,276   $12.61    209,843,329
               Municipal
               Income

               Proforma        $3,582,323,668   $12.61    284,058,824   74,215,495
               Combined




Spartan Municipal Income Fund
Fidelity Advisor Municipal Bond Fund
Notes to Pro Forma Combining Financial Statements
(Unaudited)
 The accompanying unaudited Pro Forma Combining Schedule of Investments and Statement of Assets and Liabilities as of November 30, 1997 and the unaudited Pro Forma Combining Statement of Operations for the year ended November 30, 1997 are intended to present the financial condition and related results of operations of Spartan Municipal Income Fund as if the reorganization with Fidelity Advisor Municipal Bond Fund, had been consummated at December 1, 1996. Had the pro forma adjustments not included the effect of the expense limitation, Pro Forma Combined Expense reductions would have been $12,159, resulting in Pro Forma Combined Net Interest Income and Pro Forma Combined Net Increase in Net Assets resulting from operations of $138,817,940 and $188,333,168, respectively.

 The pro forma adjustments to these pro forma financial statements are comprised of:
(a) Reflects the exchange of the Fidelity Advisor Municipal Bond Fund's shares for shares of Spartan Municipal Income Fund as of November 30, 1997.
(b) Decrease in fees reflects contractual rates charged against combined average net assets.
(c) Decrease in fees reflects elimination of duplicate services or charges.
(d) Increase in fees reflects net increase in costs incurred as a result of the reorganization offset with savings in duplicate charges.
(e) Reflects reduction in expenses due to FMR's agreement to voluntarily limit the combined fund's expenses to 0.53% of average net assets.
(f) Decrease reflects elimination of non applicable expense type.
 The unaudited pro forma combining statements should be read in conjunction with the separate annual audited financial statements as of December 31, 1997 for Fidelity Advisor Municipal Bond Fund and November 30, 1997 for Spartan Municipal Income Fund, which are incorporated by reference in the Statement of Additional Information to this Proxy Statement and Prospectus. The unaudited pro forma combining financial statements do not include the effect of the merger of Spartan Aggressive Municipal Income Fund and Spartan Insured Municipal Income Fund with Spartan Municipal Income Fund which is pending shareholder approval.